                                                                 EXHIBIT 99.10hh

                                    FORM OF
                     AMENDMENT NO. 6 TO MASTER DISTRIBUTION
                    AND INDIVIDUAL SHAREHOLDER SERVICES PLAN
                                       OF
                      AMERICAN CENTURY CALIFORNIA TAX-FREE
                               AND MUNICIPAL FUNDS
                        AMERICAN CENTURY INVESTMENT TRUST
                        AMERICAN CENTURY MUNICIPAL TRUST
                       AMERICAN CENTURY MUTUAL FUNDS, INC.
                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
               AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
                AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

                                     B CLASS

     THIS  AMENDMENT NO. 6 TO MASTER  DISTRIBUTION  AND  INDIVIDUAL  SHAREHOLDER
SERVICES  PLAN is made as of the 31st day of  March,  2006 by each of the  above named  corporations  (the "Issuers").  Capitalized  terms not otherwise  defined herein shall have the meaning  ascribed to them in the Master  Distribution  and
Individual Shareholder Services Plan.

                                    RECITALS

     WHEREAS,  the  Issuers  are parties to a certain  Master  Distribution  and
Individual  Shareholder  Services  Plan  dated  September  3,  2002 and  amended
February  27, 2004,  September  30,  2004,  November  17, 2004,  May 1, 2005 and
September 29, 2005 (the "Plan"); and

     WHEREAS,  American  Century  Mutual  Funds,  Inc. has added two new series,
Small Cap Growth Fund and Mid Cap Growth Fund (the "New ACMF Funds"),  for which the Fund's board has established a B Class of shares; and

     WHEREAS,  American Century World Mutual Funds, Inc. has added a new series,
International  Value Fund (the "New ACWMF Fund"), for which the Fund's board has established a B Class of shares; and

     WHEREAS, American Century Investment Trust has added two new series, Select
Bond Fund and High-Yield Bond Fund (the "New ACIT Funds"),  for which the Fund's board has established a B Class of shares; and

     WHEREAS, American Century Municipal Trust has added a new series, Long-Term
Tax-Free  Fund (the "New ACMT Fund") (New ACMF Funds,  New ACWMF Fund,  New ACIT
Funds and New ACMT Fund  collectively  the "New  Funds"),  for which the  Fund's board has established a B Class of shares; and

     WHEREAS,  the parties  desire to amend the Plan to adopt the Plan on behalf of the New Funds;

     NOW,  THEREFORE,  in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

                                       1

     1. American  Century  Mutual  Funds,  Inc.,  American  Century World Mutual
Funds,  Inc.,  American Century Municipal Trust and American Century  Investment
Trust hereby adopt the Plan,  in  accordance  with Rule 12b-1 under the 1940 Act and on the terms and conditions contained in the Plan.

     2. Schedule A to the Plan is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

     3. After the date  hereof,  all  references  to the Plan shall be deemed to mean the Master  Distribution  and  Individual  Shareholder  Services  Plan,  as
amended by this Amendment No. 6.

     4. In the event of a conflict between the terms of this Amendment No. 6 and the Plan,  it is the  intention of the parties that the terms of this  Amendment
No. 6 shall  control and the Plan shall be  interpreted  on that  basis.  To the extent the provisions of the Plan have not been amended by this Amendment No. 6, the parties hereby confirm and ratify the Plan.

     5. This Amendment No. 6 may be executed in two or more  counterparts,  each of which shall be an original and all of which  together  shall  constitute  one instrument.

     IN WITNESS  WHEREOF,  the undersigned have executed this Amendment No. 6 as of the date first above written.

                         AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS
                         AMERICAN CENTURY INVESTMENT TRUST
                         AMERICAN CENTURY MUNICIPAL TRUST
                         AMERICAN CENTURY MUTUAL FUNDS, INC.
                         AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
                         AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                         AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
                         AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

                         BY:
                              --------------------------------------------
                              Charles A. Etherington
                              Vice President of each of the Issuers

                                       2

                                   SCHEDULE A

                         SERIES OFFERING B CLASS SHARES

SERIES                                                      DATE PLAN EFFECTIVE
------                                                      -------------------

American Century California Tax-Free And
Municipal Funds
>>       California High-Yield Municipal Fund               September 3, 2002

American Century Investment Trust
>>       Prime Money Market Fund                            September 3, 2002
>>       Diversified Bond Fund                              September 3, 2002
>>       High-Yield Fund                                    September 3, 2002
>>       Inflation Protection Bond Fund                     May 1, 2005
>>       Select Bond Fund                                   March 31, 2006
>>       High-Yield Bond Fund                               March 31, 2006

American Century Municipal Trust
>>       High-Yield Municipal Fund                          September 3, 2002
>>        Arizona Municipal Bond Fund                       February 27, 2004
>>       Florida Municipal Bond Fund                        February 27, 2004
>>       Long-Term Tax-Free Fund                            March 31, 2006

American Century Mutual Funds, Inc.
>>       Select Fund                                        September 3, 2002
>>       New Opportunities II Fund                          September 3, 2002
>>       Large Company Growth Fund                          September 3, 2002
>>       Capital Growth Fund                                February 27, 2004
>>       Fundamental Equity Fund                            November 17, 2004
>>       Small Cap Growth Fund                              March 31, 2006
>>       Mid Cap Growth Fund                                March 31, 2006

American Century World Mutual Funds, Inc.
>>       International Growth Fund                          September 3, 2002
>>       Global Growth Fund                                 September 29, 2005
>>       International Value Fund                           March 31, 2006

American Century Capital Portfolios, Inc.
>>       Large Company Value Fund                           September 3, 2002
>>       Value Fund                                         September 3, 2002

American Century Strategic Asset Allocations, Inc.
>>       Strategic Allocation: Aggressive Fund              September 30, 2004
>>       Strategic Allocation: Moderate Fund                September 30, 2004
>>       Strategic Allocation: Conservative Fund            September 30, 2004

American Century Quantitative Equity Funds, Inc.
>>       Long-Short Equity Fund                             September 29, 2005

By:
       -----------------------------------------------
Name:  Charles A. Etherington
Title: Vice President
Date:  March 31, 2006

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